UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2014

NESTOR PARTNERS

(Exact name of registrant as specified in its charter)

Delaware	000-50725	22-2149317
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o Millburn Ridgefield Corporation

411 West Putnam Avenue
Greenwich, Connecticut 06830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 625-7554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2014, Tod A. Tanis retired from Millburn Ridgefield Corporation, the General Partner of Nestor Partners, and in connection therewith resigned as Principal Accounting Officer of Millburn Ridgefield Corporation.

On May 2, 2014, Michael W. Carter, age 44, Vice President and Director of Operations of The Millburn Corporation, was appointed as Principal Accounting Officer of Millburn Ridgefield Corporation. He is responsible for overseeing operations and accounting for the firm’s commodity pools. Prior to his promotion to Director of Operations in January 2011 and Principal Accounting Officer effective May 2014, Mr. Carter held the positions of Fund Controller (February 2001 until February 2011) and Senior Accountant (March 2000 until February 2001) with The Millburn Corporation. He graduated from Rutgers, The State University of New Jersey – Newark in May 1997 with a B.S. in Accounting. Prior to joining Millburn Ridgefield Corporation and its affiliates, he was employed with the accounting firm Rothstein Kass & Company, P.C., as a fund accountant from March 1997 until September 1997 and as a staff auditor from September 1997 until June 1999, and then an equity analyst covering restaurants with the brokerage firm of Sidoti & Company, LLC, which conducts independent small-cap equity research for institutional investors, from June 1999 until February 2000. He is a Certified Public Accountant. Mr. Carter became listed as Principal of Millburn Ridgefield Corporation effective April 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2014	NESTOR PARTNERS

	By:	Millburn Ridgefield Corporation, General Partner

	By:	/s/ Gregg Buckbinder
Name: Gregg Buckbinder
Title: Senior Vice President